EXHIBIT 10.3


[Letterhead of Barclays Capital]

                                                Barclays Capital
                                                5 The North Colonnade
                                                Canary Wharf
                                                London E14 4BB

                                                Tel +44 (0)20 7623 2323

To: Wells Fargo Bank, N.A. as master servicer on behalf of the Wells Fargo Alternative Loan 2007-PA2 Trust (such trust, the "Issuing Entity") created under the Pooling and Servicing Agreement (as defined below)

Attn:       Wells Fargo Bank, N.A.
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Client Manager - Wells Fargo Alternative Loan Trust, Series
            2007-PA2
            Telephone: 410-884-2000
            Facsimile:  410-715-2380

From:       BARCLAYS BANK PLC (LONDON HEAD OFFICE)

Attn:       5 The North Colonnade
            Canary Wharf
            E14 4BB
            Facsimile: 44(20) 77736461
            Phone: 44(20) 77736810

Date:       May 24, 2007

Reference:  1753568B/1753567B

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") under the Pooling and Servicing Agreement (as defined below) on behalf of the Issuing Entity and Barclays Bank PLC (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified in paragraph 1 below. In this Confirmation, "Party A" means Barclays Bank PLC and "Party B" means Wells Fargo Bank, N.A. as Master Servicer on behalf of the Issuing Entity.

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Other capitalized terms used herein (but not otherwise defined) shall have the meaning specified in that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of May 24, 2007, among Wells Fargo Asset Securities Corporation, as depositor (the "Depositor"), Wells Fargo Bank, N.A., as Master Servicer and HSBC Bank USA, National Association, as trustee.

1 This Confirmation evidences a complete binding agreement between the parties as to the terms of the Transaction to which this Confirmation relates. In addition, the parties agree that for the purposes of this Transaction, this Confirmation will supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if the parties had executed an agreement in such form (but without any Schedule except for the elections noted below) on the Trade Date of the Transaction (such agreement, the "Form Master Agreement"). In the event of any inconsistency between the provisions of the Form Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

      Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

      (a)   Non-Reliance

            Party A has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. Party B is acting, not individually or personally, but as Master Servicer and has been directed to enter into this Agreement by, and on behalf of, the Issuing Entity; the Issuing Entity has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

      (b)   Evaluation and Understanding

            It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

      (c)   Status of Parties

            The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

2 The terms of the particular Transaction to which this Confirmation relates are as follows:



 Notional Amount:                         With respect to any Calculation Period
                                          the amount set forth on Schedule A
                                          attached hereto. Trade Date: May 24,
                                          2007


 Effective Date:                          May 24, 2007

 Termination Date:                        May 25, 2017

 Fixed Amounts:

 Fixed Rate Payer:                        Citigroup Global Markets Inc. on
                                          behalf of Party B

 Fixed Rate Payer Payment Date:           May 24, 2007

 Fixed Amount:                            USD [      ]

 Floating Amounts:

 Floating Rate Payer:                     Party A

 Cap Rate:                                6.07%

 Floating Rate Payer Period
 End Dates:                               The 25th day of each month of each
                                          year, commencing on June 25, 2007,
                                          through and including the Termination
                                          Date, subject to no adjustment.

 Floating Rate Payer Payment Dates:       Early Payment shall be applicable. The
                                          Floating Rate Payer Payment Date shall
                                          be two Business Days prior to each
                                          Floating Rate Payer Period End Date.

 Floating Rate for Initial  Calculation   To be determined.
 Period:

 Floating Rate Option:                    USD-LIBOR-BBA; provided, however, if
                                          the Floating Rate Option for any
                                          Calculation Period is greater than
                                          7.57% then the Floating Rate Option
                                          for such Calculation Period shall be
                                          deemed to be 7.57%.

 Floating Amount:                         To be determined in accordance with
                                          the following formula: the greater of
                                          (i) (Floating Rate Option - Cap Rate)
                                          * Notional Amount * Floating Rate Day
                                          Count Fraction and (ii) zero.

 Designated Maturity:                     1 Month

 Initial Floating Rate:                   TBD

 Spread:                                  None

 Floating Rate Day Count Fraction:        30/360

 Reset Dates:                             The first day of each Calculation
                                          Period.

 Business Days for Payments:              New York

 Calculation Agent:                       Party A; provided, however, that if an
                                          Event of Default occurs with respect
                                          to Party A, then Party B shall be
                                          entitled to appoint a financial
                                          institution which would qualify as a
                                          Reference Market-Maker to act as
                                          Calculation Agent (such financial
                                          institution subject to Party A's
                                          consent); provided further that in no
                                          event shall the Calculation Agent be
                                          Party B.

3     Form Master Agreement

      (a)   "Specified Entity" means, in relation to Party A, for the purpose of
            Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

      (b)   "Specified Entity" means, in relation to Party B, for the purpose of
            Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii) and Section 5(b)(iv): Not Applicable.

      (c) "Specified Transaction" is not applicable to Party A or Party B for any purpose, and accordingly, Section 5(a)(v) shall not apply to Party A or Party B.

      (d) The "Breach of Agreement" provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party A and Party B.

      (e) The "Misrepresentation" provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

      (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

      (g) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) of the Form Master Agreement will not apply to Party A or to Party B.

      (h) The "Automatic Early Termination" provision of Section 6(a) of the Form Master Agreement will not apply to Party A or to Party B.

      (i) The Form Master Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

      (j)   The phrase "Termination Currency" means United States Dollars.

      (k) For the purpose of Section 6(e) of the Form Master Agreement, Market Quotation and Second Method will apply.

4     Recording of Conversations

      Each party to this Transaction acknowledges and agrees to the tape (and/or other electronic) recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents.

5     Credit Support Document

      In relation to Party A:             Credit Support Annex dated the date
                                          hereof and duly executed and delivered
                                          by Party A and Party B.

      In relation to Party B:             Not Applicable.

6     Credit Support Provider

      In relation to Party A:             Not Applicable, unless Party A has a
                                          person guarantee its payment
                                          obligations under this Agreement in
                                          order to remedy a Ratings Event, in
                                          which event such person shall be a
                                          Credit Support Provider.

      In relation to Party B:             Not Applicable.

7     Account Details

      Account for payments to Party A:

            Correspondent: BARCLAYS BANK PLC NEW YORK
            FEED: 026002574
            Beneficiary:  BARCLAYS SWAPS
            Beneficiary Account: 050-01922-8

      Account for payments to Party B:

            Bank: Wells Fargo Bank, N.A.
            ABA#: 121000248
            Account Name: SAS Clearing
            Acct #: 3970771416
            FFC to:  53152301 - Reference WFALT 2007-PA2 Class II- A-1 Reserve
                     Fund

8     Offices

      The Office of Party A for this Transaction is:

            London

      The Office of Party B for this Transaction is:

            Columbia, MD

9     Additional Provisions

      Fully-Paid Transactions

            Notwithstanding the terms of Sections 5 and 6 of the Form Master Agreement, if at any time and so long as Party B shall have satisfied in full all its payment and delivery obligations under
            Section 2(a)(i) of the Form Master Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B (upon demand of Party B, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a) of the Form Master Agreement with respect to Party B shall not constitute an Event of Default or a Potential Event of Default with respect to Party B as the Defaulting Party; and (ii) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Form Master Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) of the Form Master Agreement with respect to Party A as the Affected Party or (ii)
            Section 5(b)(iii) of the Form Master Agreement with respect to Party A as the Burdened Party.

10    Compliance with Regulation AB

      (a) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor, acting on behalf of the Issuing Entity, is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("Regulation AB"), to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

      (b) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight (8) percent or more but less than eighteen (18) percent, then the Depositor may request on the date of such determination (or, if such date of determination is not a Business Day, the immediately following Business Day) from Party A the same information set forth in Item 1115(b)(1) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent, along with any necessary auditors' consent (such request, a "10% Cap Disclosure Request" and such requested information, subject to the last sentence of this paragraph, is the "10% Cap Financial Disclosure"). Party B (or the Depositor on its behalf) shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the 10% Cap Disclosure Request. The parties hereto further agree that the 10% Cap Financial Disclosure provided to meet the 10% Cap Disclosure Request may be, solely at Party A's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

      (c) Upon the occurrence of a 10% Cap Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor with the 10% Cap Financial Disclosure, (ii) subject to Rating Agency Confirmation, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to (A) provide the 10% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 10% Cap Financial Disclosure or (iii) subject to Rating Agency Confirmation, obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to (A) provide the 10% Cap Financial Disclosure, such that disclosure provided in respect of the affiliate will, in the judgment of counsel to the Depositor, satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide 10% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 10% Cap Financial Disclosure. Any such 10% Cap Financial Disclosure provided pursuant to this paragraph (c) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR). If permitted by Regulation AB, any required 10% Cap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

      (d) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eighteen
            (18) percent or more, then the Depositor may request on the date of such determination (or, if such date of determination is not a Business Day, the immediately following Business Day) from Party A the same information set forth in Item 1115(b)(2) of Regulation AB that would have been required if the significance percentage had in fact increased to twenty (20) percent, along with any necessary auditors consent (such request, a "20% Cap Disclosure Request" and such requested information is the "20% Cap Financial Disclosure"). Party B (or the Depositor on its behalf) shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the 20% Cap Disclosure Request.

      (e) Upon the occurrence of a 20% Cap Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor with the 20% Cap Financial Disclosure, (ii) subject to Rating Agency Confirmation, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to (A) provide the 20% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 20% Cap Financial Disclosure or (iii) subject to Rating Agency Confirmation, obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to (A) provide the 20% Cap Financial Disclosure, such that disclosure provided in respect of the affiliate will, in the judgment of counsel to the Depositor, satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide 20% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 20% Cap Financial Disclosure. Any such 20% Cap Financial Disclosure provided pursuant to this paragraph (e) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR). If permitted by Regulation AB, any required 20% Cap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

11    Additional Termination Events

      The following Additional Termination Events will apply:

      (a) a Ratings Event has occurred and Party A has not, within thirty (30) days, complied with Section 12 below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (b) If (A) the Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a 10% Cap Disclosure Request complied with the provisions set forth in clauses (b) and (c) of Paragraph 10 above (provided that if the significance percentage is 10% or more and less than 20% when the 10% Cap Disclosure Request is made or reaches 10% after a 10% Cap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in clauses (b) and (c) of Paragraph 10 above within 3 calendar days of Party A being informed of the significance percentage reaching 10% or more), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (c) If (A) the Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a 20% Cap Disclosure Request complied with the provisions set forth in clauses (d) and (e) of Paragraph 10 above (provided that if the significance percentage is 20% or more when the 20% Cap Disclosure Request is made or reaches 20% after a 20% Cap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in clauses (d) and
            (e) of Paragraph 10 above within 3 calendar days of Party A being informed of the significance percentage reaching 20% or more), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

12    Ratings Event

      If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable Credit Support Provider), then Party A shall, at its own expense, (i) assign this Transaction within thirty (30) days of such Ratings Event to a third party that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation, which party is approved by Party B, which approval shall not be unreasonably withheld, (ii) obtain a guaranty of, or a contingent agreement of, another person with the Approval Rating Thresholds to honor Party A's obligations under this Agreement, provided that such other person is approved by Party B, such approval not to be unreasonably withheld, (iii) post collateral under the Credit Support Annex, or (iv) establish any other arrangement satisfactory to Fitch Ratings ("Fitch"), Standard & Poor's, a division of The McGraw Hill Companies ("S&P") and Moody's Investor Service, Inc. ("Moody's"), which will be sufficient to restore the immediately prior ratings of the Certificates. For purposes of this Transaction, a "Ratings Event" shall occur with respect to Party A (or any applicable credit support provider) if its short term unsecured and unsubordinated debt rating is withdrawn or reduced below "F1" by Fitch, its short term unsecured and unsubordinated debt rating is withdrawn or reduced below "A-1" by S&P, or its short-term unsecured unsubordinated debt rating is withdrawn or reduced below "P-1" by Moody's (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the "Approved Rating Thresholds," unless, within thirty (30) days hereafter, each of Fitch and Moody's has reconfirmed the ratings of the Certificates, as applicable, which was in effect immediately prior thereto (such confirmation a "Rating Agency Confirmation").

13    Waiver of Right to Trial by Jury

      EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANSACTION.

14    Eligible Contract Participant

      Each party represents to the other party that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

15    Multibranch Party

      For purpose of Section 10(c) of the Form Master Agreement: (a) Party A is a Multibranch Party; and (b) Party B is not a Multibranch Party.

16    Other provisions

      (d)   Addresses for notices. As set forth on page 1 hereof.

      (e) For the purpose of Section 13(c) of the Form Master Agreement: (i) Party A appoints as its Process Agent, not applicable; and (ii) Party B appoints as its Process Agent, not applicable.

      (f) Section 12(a)(ii) of the Form Master Agreement is deleted in its entirety.

      (g) Documents to be Delivered. For the purpose of Section 4(a) of the Form Master Agreement:

Party required       Form/Document/Certificate                            Date by which to be delivered      Covered by Section 3(d)
to deliver document                                                                                          Representation

Party A and Party B  A  certificate of an authorized officer of the       Upon the execution and                  Yes
                     party, as to the incumbency and authority of the     delivery of this Confirmation
                     respective officers of the party signing this
                     Confirmation

Party A              Legal opinion satisfactory in form and               Upon execution and delivery of          No
                     substance to Party B relating to the                 this Confirmation
                     enforceability of Party A's obligations under
                     this Agreement


Party B              The Pooling and Servicing Agreement                  Within 30 days of May 24, 2007          Yes

(h)   Limitation of Liability

      It is expressly understood and agreed by the parties hereto that (a) this letter agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as the Master Servicer on behalf of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, undertakings and agreements herein are made on the part of the Issuing Entity and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but are made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this letter agreement and by any person claiming by, through or under such parties, and (d) under no circumstances shall Wells Fargo Bank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this letter agreement.

(i) This letter agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(k)   Proceedings

      Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Certificates, provided that nothing herein shall preclude, or be deemed to estop Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding after it has been commenced.

(l)   Set-off

      Notwithstanding any provision of this Agreement (other than 2(c) and 6(e)) or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set-off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements.

(m)   Section 1(c)

      For purposes of Section 1(c) of the Form Master Agreement, this Transaction shall be the sole Transaction under the Agreement.

(n)   Transfer and Amendment

      Subject to Part 13 herein, no transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless the Rating Agency Condition has been satisfied.

                  [remainder of page intentionally left blank]

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both
(i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

For and on behalf of              For and on behalf of
BARCLAYS BANK PLC                 Wells Fargo Bank, N.A., not individually but
                                  solely as master servicer under the Pooling and Servicing Agreement on behalf of Wells Fargo Alternative Loan 2007-PA2 Trust


 /s/ Shain Kalmanowitz            /s/ Amy Doyle
-----------------------------     ---------------------------------------------
Name: Shain Kalmanowitz            Name:Amy Doyle
Title: Authorized Signatory        Title:   Vice President
Date: May 24, 2007                 Date:  May 24, 2007

Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

Schedule A to the Confirmation dated as of May 24, 2007
Reference: 1753568B/1753567B

    Payment Number            Payment Date            Notional Amount (USD):
           1                    6/25/2007                   314,442,000
           2                    7/25/2007                   311,860,213
           3                    8/25/2007                   308,929,342
           4                    9/25/2007                   305,654,226
           5                   10/25/2007                   302,040,748
           6                   11/25/2007                   298,096,110
           7                   12/25/2007                   293,828,450
           8                    1/25/2008                   289,247,416
           9                    2/25/2008                   284,363,318
          10                    3/25/2008                   279,189,376
          11                    4/25/2008                   273,742,727
          12                    5/25/2008                   268,156,747
          13                    6/25/2008                   262,678,011
          14                    7/25/2008                   257,304,475
          15                    8/25/2008                   252,034,135
          16                    9/25/2008                   246,865,023
          17                   10/25/2008                   241,795,212
          18                   11/25/2008                   236,822,807
          19                   12/25/2008                   231,945,954
          20                    1/25/2009                   227,162,830
          21                    2/25/2009                   222,471,648
          22                    3/25/2009                   217,870,656
          23                    4/25/2009                   213,358,135
          24                    5/25/2009                   208,932,398
          25                    6/25/2009                   204,591,790
          26                    7/25/2009                   200,334,688
          27                    8/25/2009                   196,159,499
          28                    9/25/2009                   192,064,662
          29                   10/25/2009                   188,048,644
          30                   11/25/2009                   184,109,941
          31                   12/25/2009                   180,247,080
          32                    1/25/2010                   176,458,614
          33                    2/25/2010                   172,743,122
          34                    3/25/2010                   169,099,214
          35                    4/25/2010                   165,525,524
          36                    5/25/2010                   162,020,712
          37                    6/25/2010                   158,583,463
          38                    7/25/2010                   155,212,489
          39                    8/25/2010                   151,906,525
          40                    9/25/2010                   148,664,331
          41                   10/25/2010                   145,484,689
          42                   11/25/2010                   142,366,405
          43                   12/25/2010                   139,308,309
          44                    1/25/2011                   136,309,251
          45                    2/25/2011                   133,368,105
          46                    3/25/2011                   130,483,765
          47                    4/25/2011                   127,655,147
          48                    5/25/2011                   124,881,187
          49                    6/25/2011                   122,160,841
          50                    7/25/2011                   119,493,085
          51                    8/25/2011                   116,876,916
          52                    9/25/2011                   114,311,348
          53                   10/25/2011                   111,795,415
          54                   11/25/2011                   109,328,169
          55                   12/25/2011                   106,908,679
          56                    1/25/2012                   104,536,035
          57                    2/25/2012                   102,209,341
          58                    3/25/2012                   99,927,719
          59                    4/25/2012                   97,690,309
          60                    5/25/2012                   95,496,265
          61                    6/25/2012                   93,344,760
          62                    7/25/2012                   91,322,348
          63                    8/25/2012                   89,340,254
          64                    9/25/2012                   87,397,700
          65                   10/25/2012                   85,493,920
          66                   11/25/2012                   83,628,166
          67                   12/25/2012                   81,799,702
          68                    1/25/2013                   80,007,806
          69                    2/25/2013                   78,251,771
          70                    3/25/2013                   76,530,903
          71                    4/25/2013                   74,844,521
          72                    5/25/2013                   73,191,957
          73                    6/25/2013                   71,572,556
          74                    7/25/2013                   70,012,659
          75                    8/25/2013                   68,484,260
          76                    9/25/2013                   66,986,742
          77                   10/25/2013                   65,519,504
          78                   11/25/2013                   64,081,954
          79                   12/25/2013                   62,673,514
          80                    1/25/2014                   61,293,616
          81                    2/25/2014                   59,941,700
          82                    3/25/2014                   58,617,222
          83                    4/25/2014                   57,319,644
          84                    5/25/2014                   56,048,441
          85                    6/25/2014                   54,803,097
          86                    7/25/2014                   53,631,955
          87                    8/25/2014                   52,484,676
          88                    9/25/2014                   51,360,786
          89                   10/25/2014                   50,259,824
          90                   11/25/2014                   49,181,335
          91                   12/25/2014                   48,124,875
          92                    1/25/2015                   47,090,006
          93                    2/25/2015                   46,076,302
          94                    3/25/2015                   45,083,343
          95                    4/25/2015                   44,110,717
          96                    5/25/2015                   43,158,020
          97                    6/25/2015                   42,224,859
          98                    7/25/2015                   41,353,058
          99                    8/25/2015                   40,498,840
          100                   9/25/2015                   39,661,858
          101                  10/25/2015                   38,841,770
          102                  11/25/2015                   38,038,240
          103                  12/25/2015                   37,250,940
          104                   1/25/2016                   36,479,547
          105                   2/25/2016                   35,723,747
          106                   3/25/2016                   34,983,230
          107                   4/25/2016                   34,257,691
          108                   5/25/2016                   33,546,835
          109                   6/25/2016                   32,850,368
          110                   7/25/2016                   32,202,825
          111                   8/25/2016                   31,567,864
          112                   9/25/2016                   30,945,243
          113                  10/25/2016                   30,334,723
          114                  11/25/2016                   29,736,072
          115                  12/25/2016                   29,149,061
          116                   1/25/2017                   28,573,407
          117                   2/25/2017                   28,008,951
          118                   3/25/2017                   27,455,191
          119                   4/25/2017                   26,911,633
          120                   5/25/2017                   26,372,247

                                    ISDA(R)

            International Swaps and Derivatives Association, Inc.


                             CREDIT SUPPORT ANNEX

                                     to the

                    ISDA Master Agreement deemed entered into
                            dated as of May 24, 2007
                                     between

   BARCLAYS BANK PLC               WELLS FARGO BANK, N.A., not individually but
                                   solely as master servicer under the Pooling and Servicing Agreement on behalf of Wells
                                   Fargo Alternative Loan 2007-PA2 Trust

----------------------------- and  ---------------------------------------------
         ("Party A")                               ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13.

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

            With respect to Party A: None.

            With respect to Party B: None.

(b)   Credit Support Obligations.

      (i)   Delivery Amount, Return Amount and Credit Support Amount.

            (A) "Delivery Amount" has the meaning specified in Paragraph 3(a) , except that the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced with the words "not later than the close of business on the next Local Business Day following a Valuation Date"; and

            (B)   "Return Amount" has the meaning specified in Paragraph 3(b).

            (C) "Credit Support Amount". shall not have the meaning specified in Paragraph 3(b) and, instead, will have the following meaning:

                  "Credit Support Amount" means, (a) for any Valuation Date on which a Ratings Event (as defined in the Agreement) has occurred and is continuing and Party A has not otherwise complied with Section 12 of this Agreement, the Secured Party's Modified Exposure for that Valuation Date.

      (ii) Eligible Credit Support. On any date, the following items will qualify as "Eligible Credit Support" for each party:

                                                                                   Valuation
                                                                                   Percentage

(A)   cash in U.S Dollars                                                          100%

(B)   negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury   98.0%
      Department having a residual maturity on such date of less than 1 year
      (with local and foreign currency issuer ratings of Moody's Aa2 and
      S&P AA or above)

(C)   negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury   To be agreed
      Department having a residual maturity on such date equal to or greater than  between Party A and
      1 year but less than 5 years (with local and ratings of Moody's Aa2 and      Party B with the
        S&P AA or approval of the above)                                           Rating Agencies

(D)   negotiable debt obligations issued after l8 July 1984 by the U.S. Treasury   To be agreed
      Department having a residual maturity on such date equal to or               between Party A and
      greater than 5 years but less than 10 years (with local and                  Party B with the
      foreign currency issuer ratings of Moody's Aa2 and S&P AA or                 approval of the
      above)                                                                       Rating Agencies

(E)   negotiable debt obligations of the Government National Mortgage              To be agreed
      Association, the Federal National Mortgage Association, the Federal          between Party A and
       Home Loan Mortgage Corporation, the Student Loan Marketing Association      Party B with the
      or a Federal Home Loan Bank (all entities ated Moody's Aal and S&P AA+       approval of the
      ror above) with a residual  maturity on such date equal to or greater        Rating Agencies
      than 1 year but less than 3 years.

(F)   negotiable debt obligations of the Government National Mortgage              To be agreed
      Association, the Federal National Mortgage Association, the Federal Home     between Party A and
      Loan Mortgage Corporation, the Student Loan Marketing Association or a       Party B with the
      Federal Home Loan Bank (all entries  rated Moody's Aa 1 and S&P AA+ or       approval of the
      above) with a residual maturity on such date equal to or greater than        Rating Agencies
      3 years but less than 5 years.

(G)   negotiable debt obligations of the Government National Mortgage              To be agreed
      Association, the Federal National Mortgage Association, the Federal Home     between Party A and
      Loan Mortgage Corporation, the Student Loan Marketing Association or a       Party B with the
      Federal Home Loan Bank (all entries rated Moody's Aal and S&P AA+ or above)  approval of the
      with a residual maturity on such date equal to or greater than 5 years but   Rating Agencies
      less than 7 years.

(H)   negotiable debt obligations of the Government National Mortgage              To be agreed
      Association, the Federal National Mortgage Association, the Federal Home     between Party A and
      Loan Mortgage Corporation, the Student Loan Marketing Association or a       Party B with the
      Federal Home Loan Bank (all entries rated Moody's Aal and S&P AA+ or above)  approval of the
      with a residual maturity on such date equal to or greater than 7 years but   Rating Agencies
      less than 10 years.

For the avoidance of doubt, where negotiable debt obligations are rated by only one of the above relevant rating agencies, the rating applied will be based on the rating of that agency. Notwithstanding the foregoing, the Eligible Collateral referenced above may only be posted if S&P has assigned a rating to such Eligible Collateral.

Where the ratings of the relevant agencies differ with respect to the same negotiable debt obligation, the lower of the ratings shall apply.

In addition, upon a Ratings Event, Party A shall agree the Valuation Percentage in relation to (C) through (H) above with the relevant rating agency, which shall be S&P, Moody's and Fitch (to the extent such ratings agency has provided a rating for the underlying Certificates); provided, however, that if Party A is required to post collateral in accordance with the terms of this Agreement it shall post only (A) and (B) above until such time as the Valuation Percentages are agreed.

      (iii) Other Eligible Support. Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency, which shall be S&P, Moody's and Fitch (to the extent such ratings agency has provided a rating for the underlying Certificates)), shall have been obtained. For the avoidance of doubt there are no items which qualify as Other Eligible Support as of the date of this Annex.

      (iv)  Thresholds.

            (A)   "Independent Amount" means zero.

            (B)   "Threshold" means for Party A:

                  1. infinity, unless (i) a Ratings Event occurs and is continuing and (ii) Party A has not otherwise complied with Section 12 of this Agreement, then its Threshold shall be zero, or

                  2.    in the event that Party A has otherwise complied with
                        Section 12 of this Agreement, its Threshold shall continue to be infinity.

                  "Threshold" means, for Party B: infinity

            (C) "Minimum Transfer Amount" means USD 100,000, provided, however, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.

            (D) Rounding: The Delivery Amount and the Return Amount will not be rounded.

(c)   Valuation and Timing.

      (i) "Valuation Agent" means Party A. The valuation agent's calculations shall be made in accordance with market practices using commonly accepted third party sources such as Bloomberg or Reuters.

      (ii) "Valuation Date" means each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount.

      (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitution purusant to Paragraph 4(d).

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

            Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Credit Support will be calculated as follows:

            For Eligible Credit Support comprised of cash, the amount of such cash.

            For Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or
            (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

      (ii) Alternative. The provisions of Paragraph 5 will apply; provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodians.

            Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Master Servicer for the Certificates (as defined in the Pooling and Servicing Agreement) for Party B.

            Initially, the Custodian for Party B is : Wells Fargo Bank, N.A.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that Party B or its Custodian shall have the right to register any Posted Collateral that constitutes a book-entry security in the name of its Custodian and provided, further that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A.

(h)   Distributions and Interest Amount.

      (i) Interest Rate. The "Interest Rate" will be the rate earned on Cash Posted Credit Support pursuant to clause (g)(ii) above.

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on each Distribution Date.

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

(i)   Additional Representation(s).

            There are no additional representations by either party.

(j)   Other Eligible Support and Other Posted Support.

      (i) "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

      (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k)   Demands and Notices.

      All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

      (i)   shall be given to or made at the following addresses:

      If to Party A:

                 5 The North Colonnade
                 Canary Wharf
                 London E14 4BB, England
                 Attention: Swaps Documentation
                 Facsimile No.: 0207-773-6857/6858
                 Telephone No.: 0207-773-6915/6904

      with a copy to:

                 General Counsel's Office
                 200 Park Avenue
                 New York, N.Y. 10166

      Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

      If to Party B:

            Wells Fargo Bank, N.A.
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attn: Client Manager - WFALT 2007-PA2
            Facsimile: 410-715-2380
            Telephone: 410-884-2000

      or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

      (ii) shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)   Address for Transfers.

      Party B: To be notified by Party B to Party A at the time of the request for Transfer.

(m)   Other Provisions.

      (i)   Additional Definitions. As used in this Annex:

            "Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Trustee, and (ii) in relation to a Transfer of Eligible Credit Support, a day on which the clearance system agreed between the parties for the delivery of Eligible Credit Support is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Credit Support for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree).

      (ii) Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

      (iii) Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) Party A shall have no obligations under this Annex other than during a Collateral Requirement Period.

      (iv) Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

      (v) Exposure. The Parties agree that in the event of a Ratings Event relating to an action taken by S&P, the Valuation Agent shall internally verify its calculation of the Secured Party's Exposure by reporting its calculation thereof to S&P on a weekly basis. In addition, in the case where the long term unubordinated and unsecured debt of Party A ceases to be rated at least BBB+ by S&P, the Valuation Agent shall externally verify its calculation of the Secured Party's Exposure by seeking two quotations from Reference Market-makers at the end of each month (such quotations being for amounts payable as described in the definition of "Market Quotations" in the Agreement where the date on which such quotations are sought is the Early Termination Date and the Transaction entered into pursuant to the Agreement is the only Termination Transaction). In the case where external verification of the Exposure calculation is required, the Valuation Agent must (i) obtain at least two such quotations (ii) may not obtain the quotations referred to above from the same Reference Market-maker in excess of four times during any 12 month period. Furthermore, the Exposure valuations should reflect the higher of two bids from Reference Market-makers that would be eligible and willing to provide the market quotation in the absence of the current provider and (iii) must submit to S&P the two bids provided by external parties. The collateral requirement should be based on the greater of the internal and external verifications. In the event the verification procedures set forth above indicate that there is a deficiency in the amount of Eligible Collateral that has been posted to the Secured Party, the Pledgor shall post the amount of Eligible Collateral necessary to cure such deficiency to the Secured Party within three Local Business Days.

      (vi) Expenses. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Collateral.

      (vii) Additional Definitions. As used in this Annex:

            "Ratings Event" means a "Ratings Event" (as defined in the Agreement).

            "Modified Exposure" means, for any Valuation Date, an amount equal to the greater of (a) the sum of Secured Party's Exposure for that Valuation Date plus the Notional Volatility Buffer and
            (b) zero.

            "Notional Volatility Buffer" as determined by the Valuation Agent for any date, means the outstanding Notional Amount of the Transaction on such date multiplied by the relevant percentage for such date as set out in the table below on such date.

                                            Less than or   Less than or equal to
                                            equal to 5     10 years but greater
                                            years to       than 5 years to
                                            Termination    Termination Date of
                                            Date of the    the Transaction
            Party A S&P Rating on           Transaction
            such date

            Short Term Rating of A-2      3.25%             4.00%

            Short Term Rating of A-3      4.00%             5.00%

            Long Term Rating of BB+ or    4.50%             5.75%
            lower

      IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

         BARCLAYS BANK PLC          WELLS FARGO BANK, N.A., not individually
                                    but solely as master servicer under the
                                    Pooling and Servicing Agreement on behalf of Wells Fargo Alternative Loan 2007-PA2 Trust

By: /s/ Tim Moran                   By: /s/ Amy Doyle
   -----------------------------       ----------------------------------
    Name: Tim Moran                    Name: Amy Doyle
    Title: Director                    Title: Vice President
    Date: May 24, 2007                 Date: May 24, 2007